Exhibit 99.1 Jones Lang LaSalle Americas, Inc. Americas Headquarters 200 East Randolph Drive Chicago, Illinois 60601 Washington, D.C. Metro Area Real Estate Market Trends August 2018 About this Market Report This market report was prepared for JBG SMITH Properties by Jones Lang LaSalle Americas, Inc., a nationally recognized real estate consulting firm. Contact Information John F. Sikaitis Managing Director, Research tel +1 202 719 5839

Increased job growth, a sluggish office market with some well-located bright spots, promising signs for urban apartment market growth where new groundbreakings are limited, and increased clarity around the federal budget benefiting Northern Virginia were key themes through the first half of 2018. Investment sales activity and pricing ended the half-year mark at elevated levels, driven by foreign capital interested in downtown assets. Land pricing in downtown also continues to increase due to a supply-constrained market. In the Northern Virginia market, the buyer pool continues to expand due to economic and market prosperity driven by the federal budget. ECONOMIC TRENDS UPDATE The DC Metro Area is the sixth largest economy in the United States, with an annual gross metropolitan product of roughly $562 billion and a population of 6.2 million local residents. The region has exhibited economic output growth of 35% since 2007 and total employment growth of 10.6% during the same period, a rate that exceeds the broader U.S. employment growth rate by 300 basis points. Through the first six months of 2018, the DC Metro Area posted trailing 12-month job growth of 47,200 jobs, marking the fourth consecutive year of strong job creation. Further, as of June 30, 2018, the DC Metro Area posted an unemployment rate of 3.7%, 50 basis points lower than the U.S. national average. The regional economy has traditionally been driven by the core industries of government, such as defense, federal contracting, professional services and engineering. The federal government has historically acted as a stabilizing presence within the region, providing resiliency through economic cycles and leading to lower levels of employment declines compared to the Gateway Markets(1) and U.S. averages. The DC Metro Area also boasts higher household incomes, population growth, education levels and share of millennials than the Gateway Market average and the U.S. average. The first half of 2018 was characterized by similar themes to 2017, but with accelerated demand for both office and residential in the best locations. 20-YEAR (1999-2018) AVERAGE: 42,700 MARKET HEADWINDS NOTE: Headwinds period refers to 2011-2015 when BRAC, sequestration, and government budget deadlock severely impacted the DC Metro Area. “Gateway Markets” refers to Boston, New York, San Francisco, and Los Angeles, but excludes DC. “Major Market” refers to the large employment markets of Dallas, Houston, Atlanta, Chicago, Miami, Seattle, Los Angeles, San Francisco, Phoenix, Boston, New York, and Philadelphia. % EMPLOYMENT CHANGE - 3.5% - 0.3% - 2.6% - 4.6% - 3.4% - 6.7% -8.0% -7.0% -6.0% -5.0% -4.0% -3.0% -2.0% -1.0% 0.0% 1990 Recession Tech Crash Great Recession DC MARKET IS MORE INSULATED FROM RECESSIONS DC Metro Area Major Market Average (not including DC Metro Area) -6.0% -5.0% -4.0% -3.0% -2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 % EMPLOYMENT CHANGE RAPID RECOVERY AFTER HEADWINDS SUBSIDE Major Market Average (not including DC Metro Area) DC Metro Area 18.5 22.7 - 58.1 27.9 20.4 42.5 29.0 26.7 46.8 50.3 62.4 47.2 -80 -60 -40 -20 0 20 40 60 80 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 YTD JOB GROWTH (THOUSANDS) AVERAGE ANNUAL JOB GROWTH

3 FEDERAL BUDGET UPDATE In February 2018, the federal government passed the Bipartisan Budget Act of 2018, or the Budget Agreement, a two-year budget agreement that raises federal government spending limits for both defense and non-defense programs. In aggregate, it raised spending caps by nearly $300 billion over 2018 and 2019, including $165 billion in additional defense-related spending. Both the office and multifamily sectors stand to benefit from the Budget Agreement and resulting appropriations, which should be a boon for the contracting community and provide increased funding and budget clarity for major industry drivers in the DC Metro Area. Notable beneficiaries include the Department of Defense, the Department of Homeland Security and multiple intelligence agencies. These departments and agencies are largely concentrated in Northern Virginia, and we expect this will drive demand in, and will therefore benefit, the Northern Virginia office market. As a result, Northern Virginia office occupancy is predicted to grow in submarkets surrounding the Pentagon, such as Crystal City and Pentagon City, as well as other defense-heavy submarkets like Reston, Rosslyn and Route 28 South. After years of missing out on the technology industry expansion, the Northern Virginia office market finally appears to be benefitting from federal budget growth primarily driven by federal government agencies, such as the Department of Defense and the Department of Homeland Security. As talent shortages become a larger issue in markets like San Francisco, Seattle, New York and Boston, more technology companies are experimenting with procuring talent in Northern Virginia and have had success with those experiments. In the first half of 2018, the market started to shift into a higher gear in Northern Virginia, both inside and outside the beltway, driven by technology companies focused on government contracts. In the second quarter of 2018 alone, of the 27 signed leases larger than 20,000 square feet, 19 had components of expansion space in them. These 19 leases will generate an estimated 518,000 square feet of future occupancy gains with 45% of these occupancy gains derived from technology companies. + = $300B 8% 3% $58,100 $69,650 $99,481 United States Gateway Market Average DC Metro Area MEDIAN HOUSEHOLD INCOME (2016) 6.5% 8.6% 9.0% United States Gateway Market Average DC Metro Area POPULATION GROWTH (2010 - 2016) 31.8% 38.0% 51.2% United States Gateway Market Average DC Metro Area % 25+ YEARS OLD WITH BACHELOR'S DEGREE OR HIGHER (2016) 13.7% 14.8% 15.1% United States Gateway Market Average DC Metro Area % 25 - 34 YEAR OLD MILLENNIALS (2016) $1,149 $1,188 $1,279 $1,313 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2016 2017 2018 2019 FEDERAL DISCRETIONARY SPENDING AUTHORITY GROWING Defense Cap Non-Defense Cap Adjustments 2018 Budget Growth

87 JBG SMITH MULTIFAMILY PORTFOLIO WALK SCORE In addition to leases closed as of July 2018, four major Fortune 100 technology companies (not including Amazon’s HQ2 pursuit, potentially in the area) were actively touring the Northern Virginia market, searching for a combined 900,000 square feet. These four companies are largely focused on selling either cloud solutions or cyber solutions to the U.S. government, which will soon award a 10-year, $10 billion Department of Defense cloud contract. This dynamism stands in stark contrast to the past decade in which contractors were shrinking in response to uncertain budgets and sequestration. URBAN AMENITIZED MARKET TRENDS UPDATE JBG SMITH’s submarkets are in competitive locations, are Metro-served, have a high degree of walkability and feature strong clusters of nearby amenities. Based on JBG SMITH’s share of rentable square feet as of June 30, 2018, over 98% of JBG SMITH’s operating assets are Metro-served on either current Metro lines or expansion Metro lines that will open in the next 24 months. Historically, JBG SMITH-specific submarkets have outperformed other Washington, DC metropolitan area submarkets. The impact of walkability, amenities and Metro access is a key determinant of submarket demand and relative submarket performance for both office and multifamily real estate. This dynamic is evidenced by Walk Score data, a third-party measure of amenities within walking distance of a given location. Comparing these scores with rents shows that more walkable, amenity-rich markets outperform their less walkable counterparts. Multifamily submarkets characterized as a “Walker’s Paradise,” which equates to a Walk Score of 90 or higher, posted average rents of $3.31 per square foot per month. The next categories of “Very Walkable,” “Somewhat Walkable” and “Car-Dependent,” displayed rent discounts compared to Walk Scores of 33%, 42% and 51%, respectively. Pockets of office product have far outperformed the broader market in the DC Metro Area. The urban, walkable (86 Walk Score), Metro-accessible, amenity-rich, industry-clustered locations in which JBG SMITH has focused its office portfolio have outperformed the overall market. As of June 30, 2018, JBG SMITH submarkets within these office product pockets have commanded a 17% rent premium to the broader market, while rents in submarkets where JBG SMITH has no office presence were 20.5% lower than the broader market. 86 JBG SMITH OFFICE PORTFOLIO WALK SCORE 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 Walker's Paradise (90-100) Very Walkable (70-89) Somewhat Walkable (50-69) Car-Dependent (0-49) DC METRO OFFICE SUBMARKETS: WALK SCORE vs. RENT Rent Vacancy 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 Walker's Paradise (90-100) Very Walkable (70-89) Somewhat Walkable (50- 69) Car-Dependent (0-49) DC METRO MULTIFAMILY SUBMARKETS : WALK SCORE vs. RENT Rent Vacancy

5 MULTIFAMILY TRENDS UPDATE Metro access and walkability in JBG SMITH submarkets will continue to drive rent growth and outperformance. Multifamily supply increases are slowing from peaks in recent years. From 2014 through the end of 2018, an estimated 12,310 units have been delivered to the market each year; in 2019 and 2020, an estimated 9,487 units will be delivered each year, a 23% decline. As the supply pipeline slows from its peak in 2017, rents have begun to grow as new deliveries lease up and stabilize. On average, JBG SMITH submarkets posted asking rents that commanded a 23.7% premium to the market average in non-JBG SMITH submarkets. Within JBG SMITH’s urban, walkable submarkets, rent growth remains strong and has rebounded with 4.7% growth year-to-date through June 30, 2018, more than 30% higher than rent growth achieved in non-JBG SMITH submarkets, which have grown only 3.6% during the same period. JBG SMITH submarkets have historically outperformed non-JBG SMITH submarkets from a demand standpoint. JBG SMITH submarkets posted net absorption as a percentage of inventory of 59.5% during the past decade while non-JBG SMITH submarkets posted 20.7% during the same period. These JBG SMITH submarkets tend to have Metro access, vibrant amenities and walkability, and for these reasons have not just outperformed the market historically but are projected to continue to outperform the broader market going forward. The first half of the year saw $2.6 billion in investment sales volume. This compares to $1.5 billion during the first half of 2017. JLL forecasts that 2018 will end the year with $4.8 billion in volume – up 5.0% from 2017’s annual total. Pricing has largely held steady year-over-year, however, several deals over the past 12 months have not traded and were pulled from the market. This could result in an eventual softening in pricing if sellers capitulate and re-set their expectations more in line with current buyer demand. From a deal count perspective, 84.8% of trades in the first half of the year have been more value-oriented product while core sales have made up only 15.2% of transactions. 10-YEAR AVERAGE: 8,889 UNITS 3.3% 10-YEAR RENT CAGR Note that "net absorption" means the net change in physically occupied space over the applicable period. Net absorption takes into account changes in the occupancy of existing stock as well as the change in occupied space in conjunction with the delivery of newly constructed buildings and conversion/demolition of buildings over the period. The resulting increase or decrease in physically occupied space relative to the starting inventory is characterized as net absorption. This can also be expressed as a percentage of the inventory of overall stock. $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 DELIVERIES 2008 - 2020 JBGS Submarkets Non-JBGS Submarkets Asking Rent 23.7% 0.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% JBGS Submarkets Non-JBGS Submarkets 2018 ASKING RENTS RELATIVE TO MARKET 37.6% 31.8% 28.0% 30.0% 32.0% 34.0% 36.0% 38.0% 40.0% JBGS Submarkets Non-JBGS Submarkets 10 - YEAR ASKING RENT GROWTH 59.5% 20.7% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% JBGS Submarkets Non-JBGS Submarkets 10 - YEAR NET ABSORPTION AS % OF STARTING INVENTORY

OFFICE TRENDS UPDATE 2018 has been a strong year compared to recent history, with more than 1.7 million square feet of absorption year-to-date. Metro access and walkability in JBG SMITH submarkets should continue to drive rent growth and outperformance. Rent growth over the preceding 10 years in JBG SMITH submarkets exceeded rent growth of non-JBG SMITH submarkets: rents in JBG SMITH submarkets grew 12.5% whereas rents in non-JBG SMITH submarkets declined 0.3%. Development activity is deeply influencing the downtown office market. The Trophy market, defined largely by ground-up new construction such as JBG SMITH’s 1900 N Street, remains stable, posting a vacancy rate of 7.5% at the end of June. Trophy market vacancy is outperforming both the city (10.9%) and the region (16.1%). While Trophy vacancy is projected to increase, it is expected to hover around 10.0% in the next 18 months, which should hold rents steady in the low-$80s per square foot full service range. The Class A market, which is increasingly oversupplied with repositioned and renovated product, posted a vacancy rate of 15.8% as of June 30, 2018 and is projected to climb above 20.0% in the next 18 months. Repositioned older assets have begun to see rents fall with many assets originally priced in the low-$80s per square foot full service dropping rents into the upper-$70s per square foot full service. Repositionings have not only oversupplied the Class A market but undersupplied the Class B market as many are converted Class B buildings. While Class A supply has grown by 5.6 million square feet since 2014, Class B supply levels citywide have fallen 6.2 million square feet, limiting optionality for tenants. As a result, Class B vacancy has declined from 9.7 % at the end of 2014 to 6.8% as of June 30, 2018, and is projected to hover around 6.5% over the next 18 months. Average pricing for the Class B segment has increased with owners pushing rents up nearly 10% during that timeframe to an average approaching $51 per square foot full service, the highest rent on record for Class B product. 15.8% 7.5% 6.8% 12.5% - 0.3% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% JBGS Submarkets Non-JBGS Submarkets 10 - YEAR ASKING RENT GROWTH 86.2% 82.5% 80.0% 81.0% 82.0% 83.0% 84.0% 85.0% 86.0% 87.0% JBGS Submarkets Non-JBGS Submarkets 10 - YEAR AVERAGE OCCUPANCY 17.0% - 20.5% -25.0% -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% JBGS Submarkets Non-JBGS Submarkets 2018 ASKING RENTS RELATIVE TO MARKET 0% 5% 10% 15% 20% 25% 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 DC CLASS B VACANCIES ARE TRENDING DOWNWARD Trophy Class A Class B

7 After an active first quarter of 2018, office investment sales across the DC Metro Area resumed a more typical pace in the second quarter, with $1.4 billion of transaction volume with eight transactions in Washington, DC and 18 transactions in Northern Virginia. A lack of current offerings in some of the region’s most popular segments has decreased volume. The downtown Trophy market posted a record sale of $1,272 per square foot with the closing of 900 G Street NW and a recapitalization of 1900 N Street NW (a JBG SMITH asset) in the first quarter of 2018, while 2099 Pennsylvania is under contract and projected to close by the end of third quarter. However, no other Trophy buildings are on the market downtown as of June 30, 2018. In comparison, six Trophy sales closed each year in 2016 and 2017. Federal government-leased offerings are equally scarce. Only three large, single-tenanted buildings are currently on the market across the DC Metro Area. Despite lower than normal Trophy sales volume downtown and federal government sales volume across the region, the market remains on track to exceed 2017 levels and record its fourth-strongest year in more than a decade with $2.4 billion of volume in the first half alone. While the average deal size to date this year measured $84 million, we expect a considerable increase in deal size during the next few quarters, considering some mega deals currently on the market. For instance, Washington Harbour in Georgetown is under contract for $415 million, or $740 per square foot. Other assets recently placed on the market include the four-building Tower’s Crescent complex in Tysons (asking price of approximately $460 million) and 1001 Pennsylvania Avenue NW downtown (asking price of approximately $750 million), which will push overall volume upward. JLL projects that these trades, as well as others in the pipeline, should fuel $7.7 billion of volume across 2018, a 24% higher volume than the annual 10-year average between 2008 and 2017. $51 $39 $20 $30 $40 $50 $60 $70 $80 $90 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 WIDENING SPREAD BETWEEN CLASS A AND CLASS B Trophy Class A Class B $82 $65 $51 $25 $30 $35 $40 $45 $50 $55 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 ARLINGTON CLASS B RENTS ARE POISED FOR GROWTH DC Class B Arlington Class B $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $0 $1 $2 $3 $4 $5 $6 $7 $8 PRICE/SF SALES VOLUME ($BILLIONS) OFFICE INVESTMENT SALES >$50M, EXCLUDING LAND SALES Sales Volume Max Price/SF Wtd Avg. Price/SF

LAND MARKET TRENDS UPDATE

Core land values have jumped more than 50% in the past five years.

Unimproved land sites are virtually nonexistent in downtown Washington, DC, and redevelopment sites are becoming scarce as robust development activity replaces Class B and Class C buildings with Trophy and Class A product. The result has been a steep rise in land prices in close-in markets, particularly in Washington, DC itself. From 2006-2011, land sales averaged $162 per FAR[2] in the core of Washington, DC; from 2012 to 2017, land sales averaged $247 per FAR, a 53% increase from one period to the next.

Moving forward, sharp land-value growth is likely in the following areas:

The core-adjacent emerging office markets such as NoMa and the Ballpark, where scarcity, coupled with vibrant multifamily, retail and office demand have pushed land values at prime locations close to $100 per FAR, nearly an 85% increase from the lowest land values recorded during the Great Recession in 2009.

Government-contractor and tech-heavy submarkets along the Silver Line in Northern Virginia like Reston and Herndon, will benefit from the end of Sequestration and a resurgence in the issuance of government contract awards.

Areas with large-scale, transformative master-planned development projects such as Buzzard Point in Washington, DC, Crystal City and Scotts Run in Northern Virginia are valued significantly below similar markets, and a turn in demand will likely lead to a surge in pricing in some or all of these markets over the next few years.

The chart below illustrates average land values in submarkets since 2010 in markets where JBG SMITH has Under Construction or Future Development assets.

Submarket	$/PSF FAR Land Value Average Range (2010-2017 Sales)	
Crystal City and Pentagon City	$	40-50
Suburban Reston	$	30-40
Reston Town Center	$	75-85
DC Emerging	$	80-90
DC Mature	$	200-300
Silver Spring	$	40-50
Rockville	$	20-30
RB Corridor	$	50-60
Potomac Yard	$	50-60

Note: JLL Market Value Comparable Average is $75-$85 per square foot; "FAR" means floor to area ratio, which is generally the ratio of the total square feet of a building (existing or planned) *divided by* the square feet of the lot on which the building is situated.